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                                                                   EXHIBIT 10.51

                  SECOND AMENDED INFORMATION SERVICES CONTRACT


         THIS SECOND AMENDED INFORMATION SERVICES CONTRACT ("Agreement") dated as of October 1, 1997, is made by and between The Millers Mutual Fire Insurance Company, a Texas mutual insurance company ("Millers Mutual"), The Millers Casualty Insurance company, a Texas insurance company ("Millers Casualty"), and INSpire Insurance Solutions, Inc., a Texas corporation formally known as MiliRisk, Inc. ("INSpire"), and together with Millers Mutual and Millers Casualty, the ("Parties").

                             PRELIMINARY STATEMENTS

         A. Millers Mutual, INSpire and Millers Casualty are parties to an Amended Information Services Contract, (the "Prior Services Contract"), pursuant to which INSpire provides certain information system services to Millers Mutual and Millers Casualty.

         B. Millers Mutual, INSpire and Millers Casualty desire to amend in its entirety the Prior Services Contract.

         C. Millers Mutual and Millers Casualty desire to procure certain information system services from INSpire in correction with the business of Millers Mutual and Millers Casualty and INSpire is willing to provide such services.

         NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

                                   ARTICLE I.

                                   DEFINITIONS

         Unless the context otherwise require, the terms defined in this Article I shall, for the purpose of this Agreement, have the meanings herein specified:

         "Effective Date" means October 1, 1997.

         "Fiscal Year" shall mean the period from January 1 through December 31 of each year.

         "Terms of Agreement" means the period from the Effective Date until the Agreement is terminated pursuant to Article 5.



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                                   ARTICLE II.

                        DUTIES AND OBLIGATIONS OF INSPIRE

         Section 2.1 Information System Services: INSpire shall provide information system services for and on behalf of Millers Mutual and Millers Casualty which shall include, but shall not be limited to:

         (a)      Telecommunications services;

         (b)      Hardware services,

         (c)      Application software services;

         (d)      System software services;

         (e)      Network services;

         (f)      System integration services.

                                  ARTICLE III.

                       COMPENSATION. EXPENSES AND PAYMENT

         Section 3.1 Fees. The compensation due INSpire from Millers Mutual and Millers Casualty for services provided pursuant to Section 2.1 of this agreement is as follows:

                               Category A*                  Category B**
                            PERCENT OF DIRECT              PERCENT OF NET
CALENDAR YEAR                WRITTEN PREMIUM               WRITTEN PREMIUM              MONTHLY MINIMUM
     1997                          6.0%                         6.0%                       $375,000
     1998                          5.5%                         5.5%                       $300,000
  1999-2001                        5.0%                         5.0%                       $275,000

* Category A represents premiums written by Millers Mutual and Millers Casualty for which Millers Mutual and Millers Casualty utilize the services provided pursuant to Section 2.1 to process policies and/or claims.



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**       Category B represents premiums written by Millers Mutual and Millers
         Casualty for which Millers Mutual and Millers Casualty utilize the services provided pursuant to Section 2.1 to process management and bureau report processing only.

At the request and approval of Millers Mutual and Millers Casualty, INSpire will make modifications to INSpire supplied application software. Work will be done at a rate of $130.00 per hour. Cost for any modifications required by Millers Mutual and Millers Casualty of application software licensed by Millers Mutual or Millers Casualty from sources other than INSpire will be the responsibility of Millers Mutual and Millers Casualty.

         Section 3.2 Invoicing and Payment. INSpire shall bill Millers Mutual and Millers Casualty monthly for services within 15 days after the end of each calendar month during the Term of Agreement. Payment shall be made by Millers Mutual and Millers Casualty within 30 days after the delivery of such invoice.

         Section 3.3 Late Payment. Any amount owing from Millers Mutual and/or Millers Casualty to INSpire that has not been paid by the due date shall be subject to a late payment charge of 1% per month.

                                   ARTICLE IV.

                     ACCESS TO INFORMATION, BOOK AND RECORDS

         INSpire and its duly authorized representatives shall have access, to the extent necessary to perform the services pursuant to Section 2.1, to each of Millers Mutual and Millers Casualty' s offices, facilities, application software and records wherever located, in order to discharge INSpire's responsibilities hereunder; provided, however, Millers Mutual and Millers Casualty shall provide and make available to INSpire and its duly authorized representatives at INSpire's Fort Worth, Texas, USA offices, at INSpire's request, all such records required by INSpire to perform its duties pursuant to this Agreement. All records and materials furnished to INSpire by Millers Mutual and Millers Casualty in performance of this Agreement shall at all times during the Term of Agreement remain the property of Millers Mutual and Millers Casualty, as appropriate.

                                   ARTICLE V.

                      TERM AND TERMINATION OF THE AGREEMENT

         Section 5.1 Initial Term. This Agreement shall be effective from the Effective Date and shall continue for five years hereafter (the "Initial Term"); subject, however, to the terms of Section 5.2 hereof. At the end of the Initial Term, this Agreement shall continue in force and effect for subsequent three (3) year periods unless terminated by any Party by written notice at least 180 days prior to the anniversary date of the Effective Date.



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         Section 5.2 Termination. This Agreement may be sooner terminated on the first to occur of the following:

         a.       Termination by Mutual Agreement
                  In the event the Parties shall mutually agree in writing, this Agreement may be terminated on the terms and dates stipulated therein.

         b.       Uncorrected Material Breach
                  In the event any Party shall fail to discharge any of its material obligations hereunder, or shall commit a material breach of this Agreement, and such default or breach shall continue for a period of sixty (60) days after any other Party has served notice of such default, this Agreement may then be terminated at the option of any nonbreaching Party by notice thereof to the breaching Party.

         Section 5.3 Effects of Termination. Except for covenants or other provisions herein that, by their terms, expressly extend beyond the Term of Agreement, the Parties' obligations hereunder are limited to the Term of Agreement.

         Section 5.4 Reimbursement by INSpire. In the event of termination under this Agreement, INSpire shall reimburse Millers Mutual and Millers Casualty within 30 days after such termination for fees paid by Millers Mutual and Millers Casualty but unearned by INSpire.

         Section 5.5 Force Majeure. If any Party shall be prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain material or services or acts of God, the defaulting party shall be excused from performance for the period of the delay and for a reasonable time thereafter.

                                   ARTICLE VI.

                           INDEMNIFICATION OF INSPIRE

         Section 6.1 Limitation of Liability. In providing services hereunder, INSpire shall have a duty to act and cause its affiliates and designees to act, in a reasonably prudent manner. Neither INSpire, nor any officer, director, employee or agent of INSpire shall be liable to Millers Mutual and/or Millers Casualty for any error of judgement or for any loss incurred by Millers Mutual and/or Millers Casualty in connection with the matters to which this Agreement relates, except a loss resulting from the gross negligence or willful misconduct on the part of INSpire.

         Section 6.2 Indemnification. Millers Mutual and Millers Casualty hereby agree to indemnify and hold harmless INSpire from and against any and all claims, causes of action, liabilities, damages, costs, charge, fees, expenses (including reasonable attorney's fees and expenses to be reimbursed as incurred), suits, orders, judgements, adjudications and losses of




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whatever nature and kind which INSpire or its affiliates or designees or for which INSpire or its affiliates or designees become liable as the result of the performance of INSpire's obligations and duties pursuant to this Agreement; provided, INSpire shall not be indemnified for gross negligence or willful misconduct on the part of INSpire.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.1 Relationship of Parties. This Agreement does not create a partnership, joint venture or association; nor does this Agreement or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the Parties. Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility on INSpire for the debts or obligations of Millers Mutual or Millers Casualty or any of its affiliates. It is hereby expressly understood that INSpire is hereby engaged by Millers Mutual and Millers Casualty to provide information system services as an agent of Millers Mutual and Millers Casualty. INSpire, its affiliates and designees shall have the right to render similar services for other business entities and persons, including its own, whether or not engaged in the same business as Miller's Mutual or Millers Casualty, and may enter into such other business activities as INSpire and its affiliates, in their sole discretion, may determine.

         Section 7.2 No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors and assigns, and such agreements or assumptions shall not inure to the benefit of any other party whomsoever, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         Section 7.3 General Representations. Each Party represents and warrants that on the Effective Date: (i) it is a corporation, duly established, validly existing and in good standing under the laws of its state or jurisdiction on incorporation, with power and authority to any on the business in which it is engaged and to perform its respective obligations under this Agreement; (ii) the execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate actions; (iii) it has all the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (iv) the execution and delivery of this Agreement do not, and consummation of the transactions contemplated herein will not, violate any of the provisions of its charter or bylaws or any applicable state or federal laws applicable to them.



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         Section 7.4 Assignment. No assignment of this Agreement or any of the rights or obligations set forth herein by any Party shall be valid without the specific written consent of the other Parties.

         Section 7.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by first class mail postage prepaid and return receipt requested or sent by recognized overnight delivery service or facsimile transmission to the address below indicated:

         If to Millers Mutual:     The Millers Mutual Fire Insurance Company
                                   300 Burnett Street
                                   Fort Worth, Texas 76102-2799
                                   Attn: Joy Keller
                                   Facsimile: 817.348.3765

         If to Millers Casualty:   The Millers Casualty Insurance Company
                                   300 Burnett Street
                                   Fort Worth, Texas 76102-2799
                                   Attn: Joy Keller
                                   Facsimile: 817.348.3765

         If to INSpire:            INSpire Insurance Solutions, Inc.
                                   300 Burnett Street
                                   Fort Worth, Texas 76l02-2799
                                   Attn: Terry G. Gaines
                                   Facsimile: 817.348.3786

Or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by recognized overnight delivery service on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         Section 7.6 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         Section 7.7 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights and parties may have by law, statute, ordinance or otherwise.



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         Section 7.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

         Section 7.9 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

         Section 7.10 Headings. Headings are solely for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 7.11 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted unless such invalid or unenforceable provision affects the fundamental purpose of this Agreement.

         Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties hereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile transmissions of originally executed copies.

         Section 7.13 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 7.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         Section 7.15      Arbitration.

         (a) To the fullest extent permitted by law, any controversy or claim arising out of or relating to any alleged breach shall be resolved by arbitration by a panel of three (3) arbitrators under the American Arbitration Association ("AAWA") Arbitration Rules in force ( the "AAA Rules") in accordance with the following:

         (1) In the event of any conflict between the AAA Rules and the provisions of this Agreement, the provision of this Agreement shall prevail.

         (2) Either party may refer a matter to arbitration by written notice to the other party by giving notice as provided in this Agreement.



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         (3)      The place of the arbitration shall be in Fort Worth, Texas.

         (4) The claimant party shall appoint one arbitrator and the respondent party shall appoint one arbitrator and the two arbitrators so appointed shall appoint the third arbitrator, in accordance with the AAA Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the AAA.

         (5) The decision of the arbitrators shall be made by majority vote and shall be in writing.

         (6) The decision of the arbitrators shall be final and binding on the parties save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

         (7) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

         (b) In the event any dispute is submitted to arbitration pursuant to Section 7.15(a) above, the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 7.15.

         (c) Except for arbitration proceedings pursuant to Section 7.15(a) above, no action (other that the enforcement of any arbitration decision) or lawsuit shall be brought by or between INSpire and Millers Mutual and Millers Casualty concerning or arising out of this Agreement.

         Section 7.16 Agreement to Perform Necessary Acts. Each party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments, which may be reasonable necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.


                           (SIGNATURE PAGE TO FOLLOW)


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                      THE MILLERS MUTUAL FIRE
                                      INSURANCE COMPANY


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------


                                      THE MILLERS CASUALTY
                                      INSURANCE COMPANY


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------


                                      INSPIRE INSURANCE SOLUTIONS, INC.


                                      By:
                                         ---------------------------------
                                      Name:
                                           -------------------------------
                                      Title:
                                            ------------------------------




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